Q4 AND FULL YEAR 2011 RESULTS Investor Presentation March 6, 2012

SAFE HARBOR All statements in this presentation that are not statements of historical fact are forward - looking statements, including any projections of earnings, revenue, profit margin, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding expectations for success of the ICL or other products in U.S. or international markets, any statements concerning proposed new products and government approval of new products, services or developments, any statements regarding future economic conditions or performance, the size of market opportunities statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this presentation and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward - looking statements. The risks and uncertainties include our limited capital resources and limited access to financing, the broad discretion of the FDA and other regulators in approving any medical device and the inherent uncertainty that new devices will be approved, the likelihood of administrative delays, the risk that our global consolidation plans will not yield the expected savings in taxes or cost of goods or expose us to supply interruptions, the negative effect of global recession on sales of products, especially products like the ICL used in non - reimbursed elective procedures, the challenge of managing our foreign subsidiaries, the risk that research and development efforts will not be successful or may be delayed in delivering for launch, the willingness of surgeons and patients to adopt a new product and procedure, and the potential effect of negative publicity about LASIK on the demand for refractive surgery in general in the U.S., and the other factors discussed under the heading “Risk Factors” in our Annual Report on Form 10 - K filed with the SEC on March 2, 2011 and our Quarterly Report on Form 10 - Q filed on November 2, 2011. STAAR assumes no obligation to update its forward - looking statements to reflect future events or actual outcomes and does not intend to do so. ®

AGENDA Key O verview & Metric Review Barry G. Caldwell Chief Executive Officer Financial Review Deborah Andrews Chief Financial Officer Keys to 2012 Success Barry G. Caldwell 2012 Key Metrics Chief Executive Officer Q&A Session Your Questions ®

STRONG SALES, MARGIN EXPANSION AND PROFITABILITY Visian ICL sales grew by 37% Q4/32% 2011 Strong double digit sales growth of 14% for Q4/ 14% for 2011 Continued gross margin expansion by 510 bps in Q4/370 bps in 2011 Profitable in all 4 quarters/first profitable year in 12 years Six new products launches underway going into 2012 ®

2011 KEY METRIC REPORT CARD INCREASED 3 OF 4 METRICS MID - YEAR Q1 Q2 Q3 Q4 2011 Double Digit Revenue Growth Grow ICL Sales by 25% , 30% Continuous Expansion of GM %, End year at 66% , 66.5% Profitable in 3 of 4 all 4 quarters and for the full year ®

Deborah Andrews Chief Financial Officer FINANCIAL REVIEW ®

EXPANDING GROSS MARGINS WITH ICL PRODUCT MIX GAINS Gross margins have expanded from 49% to 69.8%. Q4 Mix: ICLs at 55% and IOLs at 41%. 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2007 2008 2009 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 GM% IOL Mix ICL Mix ®

PROJECT COMET EXPENSES MANUFACTURING CONSOLIDATION Q4 2011 Approximately $600,000 Advanced some expenses and will continue to do so if the opportunity arises Full year Approximately $1.1 million Anticipated 2012 Comet spending $2M - $2.5M ®

INCOME TAX PROVISIONS Q4 $370k 77% rate as compared to IBIT Full year $1.4 million 50% rate as compared to IBIT Over 3X paid in full year 2010 Projected tax rate for 2012 is 40% to 45% ®

RECONCILIATION OF NON - GAAP MEASURES Measure Q4/11 Q4/10 2011 2010 Net income (GAAP) $ 109 $ (691) $ 1,348 $ 53 Mfg consolidation expenses $ 597 -- $ 1,060 -- Gain (loss) foreign currency $ 81 $ 94 $ (86) $ 87 Adjustment of warrant value $ 146 $ 27 $ 118 $ 143 Stock - based compensation expense $ 555 $ 303 $ 1,914 Income from discontinued operations $(4,166) Adjusted net income (loss) $1,488 $ (267) $ 4,352 $(2,635) Adjusted income per share $0.04 $(0.01) $0.12 $(0.08) ®

EVIDENCE OF QUALITY OF OUR EARNINGS $9.7 million swing in cash generated from operations during 2011 $5.4 million positive swing in operating income during 2011 2011 2010 Cash Generation $5.3M $(4.4M) 2011 2010 Operating Income $2.8M $(2.6M) ®

Barry G. Caldwell Chief Executive Officer KEYS TO 2012 SUCCESS 2012 KEY OPERATING METRICS ®

PRODUCT MIX EVOLUTION 2010 Actual 2011 Actual ICLs IOLs Other 2012 Estimate 44.2% 51.1% 59.9% 50.1% 43.9% 36.6% ®

GEOGRAPHICAL DISTRIBUTION OF SALES 2010 Actual 28% 2011 Actual APAC EMEA NA 22.9% 2012 Estimate 21.5% 50.7% 55.3% 56% 21.1% 21.7% 23.5% ®

2011 IOL MIX 200 BPS GROSS MARGIN IMPROVEMENT PL-Silicone PL-Acrylic Collamer Silicone Toric 55% 17% 16% 7% 5% ®

THREE NEW IOL LAUNCHES IN PROCESS DURING 2012 IOLs nanoFLEX IOL Q3 2011 to Europe nanoFLEX Toric IOL Q1/Q2 2012 to Europe KS - SP Single Piece Preloaded Acrylic Q2 2012 to Europe and Japan ®

VISIAN ICL REVENUE GAINS

INCREASE OF 37% IN Q4 AND 32% IN 2011


Millions $
10
9
8
7
6
5
4
3
2
1
0
Q305
Q405
Q106
Q206
Q306
Q406
Q107
Q207
Q307
Q407
Q108
Q208
Q308
Q408
Q109
Q209
Q309
Q409
Q110
Q210
Q310
Q410
Q111
Q211
Q311
Q411

STAAR® SURGICAL

2011 VISIAN ICL GROWING MARKET SHARES Market 2011 Proc. Proc. ∆ ICL U ∆ TICL V4c China * 1,003,000 +11% +84% Yes 2012/13 U.S. * 763,000 +6% (1%) 2012 2013 Japan * 325,000 (13%) +167% Yes 2014 Latin Am * 219,000 +3% +8% Yes 2012 Spain * 155,000 +5% +5% Yes Yes India * 141,000 +4% +36% Yes 2012/13 S. Korea 140,000 +23% +34% Yes V4b/2012 Italy * 129,000 +8% (2%) Yes Yes Germany 120,000 +8% +52% Yes Yes U.K. 120,000 +8% +22% Yes Yes M East * 64,000 +1% +54% Yes YES Source: The Global Refractive Surgery Market by Market Scope December 2011 . ®

KEY ICL ASIA PACIFIC MARKETS 2011 RESULTS Japan India China Korea 2010 2011 ® +158% +42% +94% +34%

KEY ICL EUROPEAN MARKETS 2011 RESULTS Germany Latin Am Middle East Spain 2010 2011 +78% +26% +50% +11%

THREE NEW ICL MARKET LAUNCHES IN PROCESS DURING 2012 ICLs V4b and V4c ICL Q3 2010 and Q4 2011 to Europe Additional approvals 2012 V4 ICL Q4 2011 to Brazil V4 TICL Q4 2011 to Japan ®

2012 PLANNED ICL INVESTMENTS SALES AND MARKETING HEADCOUNT ADDITIONS (16) Global Sales (+13) China 2 in Japan India Latin America √ Mideast √ Italy √ 2 in Spain 4 in U.S. √ Global Marketing (+3) 2 in Social Media 1 in Clinical Marketing in APAC ®

2012 KEY METRICS Increase revenues by 15%. Exceed the 2011 Visian ICL revenue growth rate of 32%. Continuous expansion of gross margins to achieve 71% for the full year. Profitable each quarter and for the full year. Accomplish manufacturing consolidation with no disruption to customer supply requirements. ®

COVERAGE & INVESTOR TRIP UPDATES New coverage initiations last week Canaccord Genuity Jason Mills Northland Capital Bruce Jackson Upcoming investor trips Benchmark Non - Deal Roadshow March 14 th New York City March 15 th Boston Stephens West Coast Conference March 22 nd San Francisco ®

THANK YOU! YOUR QUESTIONS PLEASE ®